SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

COUNTRYWIDE FINANCIAL CORPORATION
COUNTRYWIDE HOME LOANS, INC.
COUNTRYWIDE CAPITAL IV
(Exact name of registrant as specified in its charter)

Delaware New York Delaware (State of incorporation or organization)	13-2641992 13-2631719 APPLIED FOR (I.R.S. Employer Identification No.)

4500 Park Granada Calabasas, California (Address of principal executive offices)	91302 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-103623, 333-103623-01, 333-103623-02 and 333-103623-03

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered

Countrywide Capital IV 6.75% Trust Preferred Securities (and the Guarantees with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.
ITEM 2. EXHIBITS.
SIGNATURES

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

     The securities to be registered hereby consist of (i) the 6.75% Trust Preferred Securities (the “Preferred Securities”) of Countrywide Capital IV, a Delaware statutory trust, and (ii) the guarantees with respect thereto (the “Guarantees”) by Countrywide Financial Corporation, a Delaware corporation, and Countrywide Home Loans, Inc., a New York corporation.

     For a description of the Preferred Securities and the Guarantees, reference is made to the information set forth under the headings: (a) “Description of the Preferred Securities” and “Description of the Preferred Securities Guarantees” in the prospectus relating to the Preferred Securities and the Guarantees contained in the Registration Statement on Form S-3 (Registration Nos. 333-103623, 333-103623-01, 333-103623-02 and 333-103623-03) filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on March 18, 2003 (such Registration Statement, as amended, being hereinafter referred to as the “Registration Statement”), and (b) “Description of the Preferred Securities” and “Description of the Preferred Securities Guarantee” in the prospectus supplement which will be filed pursuant to Rule 424(b) of the Act. The above mentioned descriptions contained in the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference. Definitive copies of the prospectus supplement describing the Preferred Securities and the Guarantees have been filed pursuant to Rule 424(b) under the Act with the Commission and are incorporated by reference herein.

ITEM 2. EXHIBITS.

2.1+	—	Certificate of Trust for Countrywide Capital IV
2.2+	—	Declaration of Trust for Countrywide Capital IV
2.3+	—	Form of Amended and Restated Declaration of Trust to be used in connection with the issuance of the Preferred Securities
2.4+	—	Form of Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation
2.5+	—	Form of Supplemental Indenture relating to Junior Subordinated Debentures issued by Countrywide Financial Corporation
2.6	—	Form of Preferred Security (included in Exhibit 2.3)
2.7	—	Form of Junior Subordinated Debenture issued by Countrywide Financial Corporation (included in Exhibit 2.5)
2.8+	—	Form of Preferred Securities Guarantee

+     Incorporated by reference to the exhibits to Form S-3 of Countrywide Financial Corporation filed on November 28, 2001.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 8, 2003

COUNTRYWIDE FINANCIAL CORPORATION

By:	/s/ Stanford L. Kurland

Name:	Stanford L. Kurland
Title:	Executive Managing Director and Chief Operating Officer

COUNTRYWIDE HOME LOANS, INC

By:	/s/ Stanford L. Kurland

Name:	Stanford L. Kurland
Title:	President and Chief Executive Officer

COUNTRYWIDE CAPITAL IV

By:	/s/ Sandor E. Samuels

Name:	Sandor E. Samuels
Title:	Regular Trustee

By:	/s/ Thomas K. McLaughlin

Name:	Thomas K. McLaughlin
Title:	Regular Trustee

By:	/s/ Jennifer Sandefur

Name:	Jennifer Sandefur
Title:	Regular Trustee